AMENDED AND RESTATED SCHEDULE X

Dated September 15, 2022

to

THE ADVISORS’ INNER CIRCLE FUND III

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 12, 2014

FS Chiron Funds

FS Funds

(each a Fund to which Chiron Investment Management, LLC or FS Fund Advisor, LLC serves as investment adviser, as applicable)

FUND	Class A Shares	Class C Shares	Class I Shares
FS Chiron Capital Allocation Fund	X	X	X
FS Chiron SMid Opportunities Fund	X	X	X
FS Chiron Real Asset Fund	X		X
FS Multi-Strategy Alternatives Fund	X		X
FS Managed Futures Fund	X		X

Exhibit X.1

FS CHIRON FUNDS

FS FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.       Class-Specific Distribution Arrangements, Other Expenses

Class A Shares are sold subject to a front-end sales charge, as described in the Funds’ prospectus(es), and may be subject to a contingent-deferred sales charge if redeemed within 18 months of purchase, subject to the waivers and reductions described in the Funds’ prospectus(es).

Additionally, Class A Shares are subject to a Rule 12b-1 Fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund’s average daily net assets attributable to Class A Shares. The Distributor will use the Rule 12b-1 Fees for expenses associated with the promotion and sale of the Funds’ Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.       Eligibility of Purchasers

Class A Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Class A Shares will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Shareholders of Class A Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class A Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class A Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.       Exchange Rights

Upon request, shareholders may exchange Class A Shares of a Fund for Class A Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.       Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Class A Shares of a Fund may convert such Class A Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Class A Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class A Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class A Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.        Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

Exhibit X.2

FS CHIRON FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.       Class-Specific Distribution Arrangements, Other Expenses

Class C Shares are sold without a front-end sales charge, but may be subject to a contingent-deferred sales charge if redeemed within 12 months of purchase, subject to the waivers and reductions described in the Funds’ prospectus(es).

Additionally, Class C Shares are subject to a Rule 12b-1 Fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 1.00% of the Fund’s average daily net assets attributable to Class C Shares. The Distributor will use the Rule 12b-1 Fees for expenses associated with the promotion and sale of the Funds’ Class C Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.       Eligibility of Purchasers

Class C Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Class C Shares will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held. Shareholders of Class C Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class C Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class C Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.       Exchange Rights

Upon request, shareholders may exchange Class C Shares of a Fund for Class C Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.       Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Class C Shares of a Fund may convert such Class C Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Class C Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class C Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class C Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

c. Automatic Conversion

Class C Shares automatically convert to Class A Shares in the same Fund after 8 years, subject to the conditions described in the Fund’s prospectus(es).

6.        Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

Exhibit X.3

FS CHIRON FUNDS

FS FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.       Class-Specific Distribution Arrangements, Other Expenses

Class I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.       Eligibility of Purchasers

Class I Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Class I Shares will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Shareholders of Class I Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class I Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class I Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.       Exchange Rights

Upon request, shareholders may exchange Class I Shares of a Fund for Class I Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.       Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Class I Shares of a Fund may convert such Class I Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Class I Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class I Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class I Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.        Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.